Exhibit 10.14

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “Amendment”) is entered into as of December 23, 2010 among IASO PHARMA INC., (“Borrower”) and ISRAEL DISCOUNT BANK OF NEW YORK (“Bank”).

RECITALS

A.  Bank has extended a line of credit to the Borrower, pursuant to the terms and conditions of that certain Demand TD Promissory Note, dated as of November 05, 2010, made by Borrower in favor of Bank, as lender, in the original maximum principal amount of ONE HUNDRED FIFTY THOUSAND DOLLARS and 00/100 ($150,000.00) (the “Note”).

B.  Borrower and Bank have agreed to amend the Note as set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.  Amendment not a Novation.    This Amendment is not, and should not be construed as, a novation. All terms of the Note not specifically amended and altered by this Amendment will remain in full force and effect, and the terms of which are incorporated herein by reference.

2.  Amendments.    Effective as of the date hereof:

(a)	Increase in Loan Amount. The Note is hereby amended so that the maximum credit amount available under the line of credit is hereby increased to $325,000.00 until the Maturity Date.

(b)	Section 2. (f) is hereby amended and restated in its entirety as follows: “Borrower shall utilize the Advances to refinance an existing line of credit and for working capital.”

(c)	Section 11. Events of Default The paragraph entitled “Financial Information” clause (iii) is hereby deleted in its entirety.

3.  No Modification of Other Obligations.    Except as is otherwise specifically set forth herein, all obligations of Borrower and Bank, shall remain unmodified and in full force and effect through and including the Maturity Date but not limited to, the interest rate currently set forth in the Note.

4.  Execution in Counterparts.    This Amendment may be executed in counterparts and each counterpart shall constitute one and the same original document.

5.  Use of Copy in Lieu of Original.    A copy of this Amendment shall have the same force and effect as the original.

6.  Entire Agreement. This Amendment together with all other amendments to the Credit Document and all other documents executed in connection therewith, as such documents may have been amended, otherwise modified, or renewed, embody the entire agreement and understanding among the parties hereto. There are no oral agreements or understandings. No course of prior dealings, usage of trade, or oral conversation shall be admissible to supplement or explain this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

BORROWER	BANK

IASO PHARMA INC.	ISRAEL DISCOUNT BANK OF NEW YORK

By: /s/ Matthew A. Wikler Name: Matthew A. Wikler Title: President & CEO	By: /s/ Tanya T. Harrington Name: Tanya T. Harrington Title: First Vice President

By: /s/ Stacy Watenberg Name: Stacy Watenberg Title: First Vice President